STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (SAA) is made as of the 29th day of November, 1999 (the "Effective Date").

BETWEEN: INFOCAST CORPORATION, a company incorporated pursuant to the laws of the State of Nevada and having its head office in Lisle, Illinois (hereinafter "Infocast")

AND: TMANAGE INC., a company incorporated pursuant to the laws of Delaware and having its principal place of business in Austin, Texas (hereinafter "TManage")

WHEREAS Infocast is in the business of providing certain technology services in Canada and the United States ("Infocast Products/Services"), including an internet based software program generally described in Schedule A attached hereto and accessible at the domain name WWW.TELETRIPS.COM ("Teletrips");

WHEREAS TManage is in the business of providing a telework Solution in the United States, including those products/services generally described in Schedule B attached hereto ("TManage Products/Services");

AND WHEREAS Infocast and TManage wish to jointly market and sell Teletrips and other Infocast Products/Services generally described in Schedule A attached hereto and TManage Products/Service for use in conjunction with one or more TManage Products/Services (collectively the "Alliance Offering");

AND WHEREAS Teletrips is a web-enabled software program that calculates the benefits of vehicle miles not traveled due to teleworking, and calculates the corresponding reductions in hydrocarbons, nitrogen oxides, carbon monoxide and carbon dioxide;

NOW THEREFORE in consideration of the covenants and agreements contained herein, the parties hereto covenant and agree as follows:

1.0     RIGHTS TO  DEVELOP,  MARKET AND SELL  PRODUCTS/SERVICES

        1.1 Infocast and TManage agree to market and sell Teletrips, as a marketing tool to promote teleworking. Infocast and TManage agree to develop a mutually acceptable marketing plan outlining each parties' responsibilities and obligations for marketing the Alliance Offering within 60 days of the Effective Date.

        1.2 Infocast and TManage agree to fund and develop Teletrips as generally described in Schedules C and D attached hereto. (Funding and Development Estimate). The parties shall share profits as described in Item 3 of Schedule

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             "D"and  revenues as  described in Items 1, 2, 4 and 5 of Schedule D attached hereto.

        1.3 Infocast and TManage agree to jointly market and sell each other's products and services as described in Schedule A (Infocast) and Schedule B (TManage) and as outlined in this Agreement. The parties will not delegate this marketing obligation except as agreed to in writing by the parties.

        1.4 In the event that Infocast establishes a Licensee ("Infocast Licensee") to sell its products/services outside of North America, TManage shall make reasonable efforts to enter into an agreement with that Infocast Licensee to market the TManage Products/Services outside of North America on substantially the same terms and conditions as this Agreement.

        1.5 In the event that TManage establishes a Licensee ("TManage Licensee") to sell its products/services outside of North America, Infocast shall make reasonable efforts to enter into an agreement with that TManage Licensee to market the Infocast products/services outside North America on substantially on the same terms and conditions as this Agreement. Notwithstanding the foregoing, each party shall have the right, in its sole discretion, to refuse to enter into any agreement to market and/or provide products/services outside of North America.

        1.6 Each party shall use commercially reasonable efforts to promote the Alliance Offering to its customers.

        1.7 The parties agree to enter into a Statement of Work or other agreement for each implementation of the Alliance Offering outlining the price for the Alliance Offering, the delivery schedule, the order process, the payment processing and billing, support and maintenance of the Alliance Offering and other necessary arrangements to implement the Alliance Offering.

        1.8 TManage may fulfill the orders for TManage Products/Services directly or through a subcontractor. Each of Infocast and TManage maintains, at its sole discretion, the right to refuse to enter into a contract for its respective products/services for any particular Alliance Offering order.

        1.9 Neither Infocast nor TManage may obligate the other to enter service or support agreements to support their respective products agreements, or otherwise obligate the other party, without an express written agreement with that party.

2.0     TERM

        2.1 Unless terminated earlier as provided below, the term of this SAA shall commence on the Effective Date hereof and shall continue in effect until

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             October 31, 2001. Thereafter, this SAA may be renewed for such term and upon such conditions as the parties may agree in writing.

3.0     TERMINATION

        3.1 If either party to this Agreement breaches any term, condition, representation or warranty or fails to perform any of its material obligations hereunder and such breach is not remedied after 45 days' written notice from the non-defaulting party, the non-defaulting party may terminate this SAA immediately upon providing prior written notice of termination to the defaulting party.

        3.2 The parties agree that either party may terminate this SAA immediately in the event that either party:

             3.2.1   Elects to be wound up and  dissolved;
             3.2.2 Becomes insolvent or admits in writing its inability to pay its debts as they become due;
             3.2.3   Ceases to do business as a going  concern;
             3.2.4 Files a voluntary assignment in bankruptcy under the Bankruptcy and Insolvency Act
             3.2.5 Commences a reorganization pursuant to the Bankruptcy and Insolvency Act or the Companies' Creditors Arrangement Act;
             3.2.6 Has an involuntary petition filed in bankruptcy to have a trustee appointed over its affairs and such appointment is made and not terminated or discharged within sixty (60) days; or
             3.2.7 Is subject to the appointment of a receiver or manager of all or substantially all of its assets.

4.0     INVENTIONS  AND  INTELLECTUAL  PROPERTY

        4.1 Except as expressly provided in this Agreement, nothing in this SAA is intended to grant any express or implied rights, by license or otherwise, to any given invention, discovery, or improvement made, conceived or acquired prior to the Effective Date.

        4.2 Teletrips, including any improvements or derivative works thereto developed during the term of this Agreement by either party, is and shall remain wholly owned by Infocast. Infocast hereby grants TManage a non-exclusive, non-transferable and paid-up license to use, copy, display, perform, and distribute (with the right to sublicense any of these rights to end users of Teletrips) Teletrips during the term of this Agreement.

        4.3 If Infocast is no longer involved in the business of marketing and supporting Teletrips, then TManage will have a right of first refusal to purchase or license Teletrips, at Infocast's option, less the Applicable Discount.

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

        4.4 If Infocast is still in the business of marketing and supporting Teletrips, but this Agreement terminates for whatever reason, then TManage is entitled to a non-exclusive, non-transferable, paid-up license to use, copy, display and distribute the source code of the then current version of Teletrips to support TManage's existing and future customers. This right shall be restricted to use of
             Teletrips  for   TManage's  own  business   without  the  right  to
             sublicense this right except to the end users of Teletrips. Specifically, TManage will not have the right to create derivative products to market to present or future customers.

        4.5 For the purposes of Section 4.3, "Applicable Discount" means the percentage determined by dividing the amount of TManage's contributions to the development of Teletrips by the total cost of Teletrips development.

5.0     CONFIDENTIALITY/NON-DISCLOSURE

        5.1  TManage  and  Infocast   shall  execute  a  Mutual   Non-Disclosure
             Agreement, attached hereto as Schedule E, concurrently with the execution of this SAA.

6.0     USE OF  TRADEMARKS  AND TRADE NAMES

        6.1 Both parties authorize the other to use certain names and logos, as provided in Schedule F, as part of this SAA. Each party hereby grants the other a non-exclusive, limited right to use the trade names, logos, and trademarks of the other listed in Schedule F (the "Marks") for all proper purposes in the marketing and sales of the Alliance Offering and the performance of duties under this Agreement, provided that the licensed party displays the ownership legends required by the owning party from time to time and the symbol "TM" or a , as appropriate, adjacent to each use of a Mark the first time a Mark is used or such other symbols and notices as may be prescribed by the owning party. The licensed party agrees to use the names of the owning party's products in any advertising concerning the owning party's services, and will include all relevant Marks in all brochures, technical information and other promotional literature. Each Mark shall be clearly visible whenever it is used, and shall be utilized in a reasonable manner that will not directly or indirectly lessen the value of the Mark or value of the goodwill of the Mark.

        6.2 Upon termination of this Agreement for any reason, each party shall discontinue the use of the other's Marks in any sign, literature or advertising and thereafter shall not use the Marks directly or indirectly in connection with its business, nor use any other name, title or symbol so nearly resembling any of the other's Marks as to be likely to lead to confusion or uncertainty or to deceive the public. TManage trademarks are and shall

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
             remain the property of TManage. Infocast trademarks are and shall remain the property of Infocast.

        6.3 All use of one party's trademarks by the other will inure to the benefit of the party owning the trademark.

        6.4 Infocast and TManage shall ensure that any of its employees, contractors, agents or similar parties, including third parties shall comply with the terms and conditions contained in this
             Section 6.

7.0     WARRANTIES

        7.1 Each party warrants to the other that it will perform its duties under this Agreement in a workmanlike and professional manner.

8.0     INDEMNIFICATION

        8.1 Each party hereby agrees to indemnify, defend and hold the other party and its Affiliates and their respective successors, permitted assigns, directors, officers, employees, agents and consultants harmless from and against any and all claims, loss, damage, liability and expense whatsoever, including lawyer's fees, arising from or relating to any of the following:

             (i) any breach by the party of any representation, warranty, term or condition contained in this SAA;

             (ii) any misrepresentation, deceit, misconduct, negligence or fraud on the part of the party or its employees, contractors or agents while acting in the course of their respective duties;

             (iii)  any   unauthorized   representation,   warranty,   or  other
                    commitment made by the party on behalf of the other;

             (iv)   any intellectual property infringement by the party; and

             (v) any violation or infringement by the party or its employees, contractors or agents of any federal, state or local laws, rules or regulations.

9.0     LIMITATION OF LIABILITY

        9.1 Except for Section 5 ("Confidentiality/NonDisclosure") and Section 8.1(iv) ("Indemnification for Infringement"), the sole and exclusive remedy of either party for any claim, loss or damage in any way related to, or arising out of, this Agreement shall be limited to its actual, direct damages and shall not under any circumstances, extend to any lost profits, loss of business, or any indirect, consequential, incidental, exemplary or punitive losses or damages of any kind or nature whatsoever or howsoever caused,

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
             regardless of whether or not the party had been advised of a possibility of such damages. 10.0 Assignment 10.1 This Agreement may not be assigned by either party without the written consent of the other party, which consent may not be unreasonably withheld.

11.0    Notice

        11.1 Any demand, notice or other communication to be given in connection with this SAA shall be given in writing and shall be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

        To Infocast Corporation                 To TManage Inc.
        Suite 1220                              Suite 475
        855 2 nd Avenue SW                      3925 Braker Lane
        Calgary,  Alberta                       Austin,  Texas
        T2P 4J7                                 78759

        Attention: Ross  Wickware               Attention: Michael  Moore
        Telephone: (403) 303-5869               Telephone: (512) 794-6037
        Facsimile: (403) 294-1196               Facsimile:  (512) 794-6001
        Email:RWICKWARE@HOMEBASESOLUTIONS.COM   Email:  MOORE@TMANAGE.COM

12.0    CURRENCY

        12.1 All dollar amounts referred to in this SAA are in $USD except as otherwise stated.

13.0    SURVIVAL OF PROVISIONS

        13.1 The following provisions of this SAA, Section 4 ("Inventions and Intellectual Property"), Section 5 ("Confidentiality/Non-Disclosure") Section 6 (Use of Trademarks and Trade Names"),
             Section 8 ("Indemnification"), Section 9 ("Limitation of Liability") and Section 20 ("Non-Solicitation) shall survive this expiration or termination of this SAA for an unlimited period of time.

14.0    GOVERNING LAW

        14.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein.

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15.0    ENTIRE AGREEMENT

        15.1 This Agreement, including the schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or agreements between the parties relating to the subject matter hereof except as contained herein.

16.0    AMENDMENT/WAIVER

        16.1 No modification of, or amendment to this SAA shall be valid or binding unless set forth in writing and duly executed by the parties hereto, and no waiver of any breach of any term or provision of this SAA shall be effective and binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

17.0    INVALIDITY OF PROVISIONS

        17.1 In the event that any provision of this SAA is adjudicated invalid, illegal or unenforceable, such adjudication shall not affect the validity, legality or enforceability of any other provision and this SAA shall be construed as though such invalid, illegal or unenforceable provision had never been contained herein, and that provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intentions of the parties underlying the invalid, illegal or unenforceable provisions.

18.0    COUNTERPARTS

        18.1 This SAA may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

19.0    DISPUTE RESOLUTION

        19.1 Prior to bringing litigation on any dispute or claim, both parties must attempt in good faith to negotiate a settlement with each other, through direct personal contact of a member of the board of directors of the parties. If that meeting is not held within ten
             (10) days of notice, or if that meeting is not successful in resolving the dispute within twenty (20) days after it is held, either party may initiate litigation.


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20.0    NON-SOLICITATION

        20.1 Each party agrees that it will not directly solicit or make an offer of employment to an employee of the other company or to a person who has been an employee of the other party within six months of the date of the offer during the term of this Agreement and for one year following the termination or expiration of this Agreement. If either party hires an employee of the other party during the non-hiring period in violation of this nonsolicitation commitment, it will promptly pay the other party an amount equal to the employee's annual salary.

21.0    INDEPENDENT CONTRACTORS

        21.1 Each party acknowledges that it is an independent contractor under this agreement, and that it is not authorized to act on behalf of or commit for the other party. Nothing in this Agreement shall be construed to create any agency, partnership, joint venture or franchise relationship. Neither party shall represent itself as an agent or legal representative of the other party.

IN WITNESS WHEREOF, the parties have executed this Strategic Alliance Agreement on the date first above written.


INFOCAST CORPORATION                           TMANAGE INC.

Per: /s/ Darcy Galvon                          Per: /s/ Glenn Lovelace
     ----------------------                         ----------------------------

                                                    Glenn Lovelace
                                                    CEO/President

___________________________                         ___________________________

Attachments:
Schedule A -  Teletrips
Schedule B -  TManage  Products/Services
Schedule C -  Funding and Development Estimate
Schedule D -  TManage/TManage  Dollar Volumes
Schedule E -  Mutual  Non-Disclosure Agreement
Schedule F    Licensed  Trademarks
Schedule G    Escrow Agreement

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